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As filed with the Securities and Exchange Commission on October 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WJ Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3663 (Primary Standard Industrial Classification Code Number)	94-1402710 (I.R.S. Employer Identification No.)

401 River Oaks Parkway, San Jose, California 95134, (408) 577-6200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael R. Farese, Ph.D.
Chief Executive Officer and President
WJ Communications, Inc.
401 River Oaks Parkway
San Jose, California 95134
(408) 577-6200
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

With copies of all communications to:

Darrell C. Smith, Esq.
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602
(813) 229-7600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Primary Offering:
Common Stock, Par Value $0.01 per share(4)	2,000,000	$5.60	$11,200,000	$906

Secondary Offering:
Common Stock	13,000,000	$5.60	$72,800,000	$5,890

Total	15,000,000	$5.60	$84,000,000	$6,796

(1)
There are being registered hereunder up to 2,000,000 shares of common stock, which may be sold by the registrant and up to 13,000,000 shares of common stock, which may be sold by selling stockholders from time to time pursuant to this registration statement.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Registrant's common stock on The Nasdaq National Market on October 27, 2003.

(3)
Calculated by multiplying 0.00008090 by the proposed maximum aggregate offering price.

(4)
If the Registrant elects to effect an "at-the-market offering" of equity securities, as such term is defined pursuant to Rule 415(a)(4)(iv) of the Securities Act of 1933 (the "Securities Act"), the aggregate amount of voting stock issuable pursuant to this registration statement with respect to such an offering will be limited to that which is permissible under Rule 415(a)(4) (10% of the aggregate market value of the Registrant's outstanding voting stock held by non-affiliates of the Registrant).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, as amended, or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to Completion Dated October 30, 2003

Prospectus

2,000,000 Shares

WJ COMMUNICATIONS, INC.

Common Stock

13,000,000 Shares of Common Stock
Offered by Selling Stockholders

        This prospectus includes a general description of the shares of common stock, we may issue from time to time. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest.

        We may sell up to 2,000,000 shares of our common stock under this prospectus. In addition, the selling stockholders named in this prospectus may sell up to 13,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

        Our common stock is traded on the Nasdaq National Market, under the symbol "WJCI." On October 29, 2003, the last reported sale price for our stock was $6.60 per share.

        Investing in our common stock involves risks that are described in the section entitled "Risk Factors" beginning page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is                        , 2003

About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under the shelf registration process, we may offer from time to time shares of common stock, up to an aggregate number of 2,000,000 shares in one or more offerings. In addition, the selling stockholders named in this prospectus may sell up to 13,000,000 shares of our common stock. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. Each time we and/or the selling stockholders offer securities, in addition to this prospectus we will provide you with a prospectus supplement that will contain specific information about the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement as well as additional information described under "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

        Unless the context otherwise requires, the terms "we," "our," "us," "the company" and "WJ Communications" refer to WJ Communications, Inc., a Delaware corporation, and not to the selling stockholders.

i

PROSPECTUS SUMMARY

        This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

WJ Communications, Inc.

        We are a leading radio frequency ("RF") semiconductor company providing radio frequency product solutions worldwide to communications equipment companies and service providers. We design, develop and manufacture innovative, high quality products for both current and next generation wireless and wireline networks, defense and homeland security systems and RF identification systems. Our products are comprised of advanced, highly functional RF semiconductors, components and integrated assemblies which address the RF challenges of these various systems. Our commercial communications products are used by telecommunication and broadband cable equipment manufacturers supporting and facilitating mobile communications, enhanced voice services, data and image transport.

        We believe our core expertise and years of experience in semiconductor technology, coupled with our exceptional RF design, integration, and manufacturing capabilities allows us to compete effectively in our markets. By applying our sophisticated integration expertise to high level assembly design, we are able to develop cost-effective high performance products suitable for volume manufacturing. We have recently implemented a fully outsourced business model utilizing third-party foundries for our manufacturing needs which we believe provides us with significant advantages. We are committed to being a technology leader and product development innovator within the commercial communications market.

        Our principal executive offices are located at 401 River Oaks Parkway, San Jose, California 95134 and our telephone number at such address is (408) 577-6200. Our Internet address is www.wj.com and we make our filings with the Securities and Exchange Commission available from our Website free of charge. Information contained on our Website is not part of this prospectus.

The Securities We May Offer

        With this prospectus, we may offer common stock, and the selling stockholders named in this prospectus may sell shares of our common stock. The aggregate number of shares of common stock that we may offer with this prospectus will not exceed 2,000,000 shares. In addition, the selling stockholders named in this prospectus may sell up to 13,000,000 shares of our common stock. Each time we and/or the selling stockholders offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we and/or the selling stockholders may offer with this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "anticipate," "believe," "estimate," "will," "may," "intend" and "expect" and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risks that May Affect Future Results" that appears in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2003 and other documents that we subsequently incorporate by reference into this prospectus, and in the section entitled "Risk Factors" in supplements to this prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

        Before making an investment decision in the securities that we and/or the selling stockholders may offer, you should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement pertaining thereto, together with all of the other information appearing in this prospectus and incorporated by reference in this prospectus, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

        We will use the net proceeds from the sale of securities that we may offer with this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include working capital, capital expenditures, repayment of debt, possible acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. Our management will have broad discretion to allocate the net proceeds to uses that it believes are appropriate. We may invest the net proceeds temporarily or use them to repay short-term debt until we use them for their stated purpose. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock or other securities and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain our earnings, if any, for future growth. Future dividends on our common stock or other securities, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant.

SELLING STOCKHOLDERS

        The stockholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 13,000,000 shares of our common stock. The following table sets forth, as of October 30, 2003, the number of shares of our common stock that the selling stockholders beneficially own and the number of shares being registered for sale by the selling stockholders. The percentage of outstanding shares beneficially owned before the offering is based on 57,423,820 shares of common stock outstanding as of October 24, 2003. The term "selling stockholders," as used in this prospectus, includes the holder listed below and its transferees, pledgees, donees, heirs or other successors receiving shares from the holder listed below after the date of this prospectus. The selling stockholders may sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.

        The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. Because the selling stockholders are not obligated to sell their shares, and because the selling stockholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares of our common stock the selling stockholders will own after this offering. We may update, amend or supplement this prospectus from time to time to update the disclosure in this section.

	Shares of Common Stock Beneficially Owned Before the Offering
Selling Stockholders			Total Shares That May be Offered by Selling Stockholders
	Number	Percent
Fox Paine Capital Fund, L.P.(1)	37,021,274	64.5%
The Watkins Trust(2)	3,600,000	6.3%

Total	40,621,274	70.8%	13,000,000

(1)
Fox Paine Capital, LLC is the general partner or manager of Fox Paine Capital Fund, L.P., FPC Investors, L.P., WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund II, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC and possesses voting and investment power over all shares of common stock held by each of these entities. As of October 30, 2003, Fox Paine Capital Fund, L.P. owns 35,080,129 shares of Common Stock, or 61.1% of the outstanding common stock of the Company. Fox Paine Capital, LLC is not the record owner of any shares of Common Stock. Our Chairman, W. Dexter Paine is a member of Fox Paine Capital, LLC and shares voting power of Fox Paine Capital, LLC. Directors, Wray T. Thorn and Robert N. Lowe, are members of Fox Paine Capital, LLC. Each of Messrs. Paine, Thorn and Lowe disclaims beneficial ownership of the shares of common stock owned by the entities of which Fox Paine Capital, LLC is general partner or manager, except to the extent of his pecuniary interest in those shares. The address of Fox Paine Capital, LLC, Fox Paine Capital Fund, L.P., FPC Investors, L.P. and Messrs. Fox, Paine, and Thorn is c/o Fox Paine & Company, LLC, 950 Tower Lane, Suite 1150, Foster City, CA 94404.

(2)
The Watkins Trust is a living trust administered under the laws of the state of California. Dean A. Watkins has voting and dispositive power as a co-trustee and beneficiary of the Watkins Trust. Dr. Dean A. Watkins was one of our co-founders and was the chairman of our board of directors at the time of the recapitalization merger, discussed below. In the recapitalization merger, all of the pre-recapitalization stockholders, except for the Watkins Trust, received cash in exchange of their shares of the pre-recapitalization common stock. Pursuant to an agreement entered into with the Watkins Trust at the time of the recapitalization, the Watkins Trust rolled over a major portion of its equity interest in us and entered into the shareholders agreement. Following the recapitalization merger, in April 2000, we changed our name from Watkins-Johnson Company to

  WJ Communications, Inc. The address of the Watkins Trust is c/o WJ Communications, Inc. 401 river Oaks Parkway, San Jose, California 95134.

        This prospectus covers the resale of shares of our common stock by the selling stockholders listed in the table above. We are registering the shares covered by this prospectus pursuant to a shareholders' agreement between us and certain stockholders, including Fox Paine Capital Fund, L.P., and the Watkins Trust which obligates us to register the shares upon their demand and/or include their shares if we file a registration statement.

        On January 31, 2000 prior to our IPO, Fox Paine Capital Fund, L.P., an investment fund managed by Fox Paine & Company, LLC, acquired shares of our common stock in an all cash merger between FP-WJ Acquisition Corp. and us, then called Watkins-Johnson Company (the "Recapitalization Merger"). Fox Paine Capital Fund, L.P. is an affiliate of ours. Dexter Paine, our Chairman, is a managing member of Fox Paine Capital, LLC and directors, Robert N. Lowe and Wray T. Thorn, are also members of Fox Paine Capital, LLC.

Management Agreement

        As part of the Recapitalization Merger, we entered into a management agreement with Fox Paine & Company, LLC ("Fox Paine"). Since the Recapitalization Merger, and for each subsequent year, we are obligated to pay Fox Paine a fee in the amount of 1% of our net income before interest expense, interest income, income taxes, depreciation and amortization and equity in earnings (losses) of minority investments, calculated without regard to the fee. In exchange for its management fee, Fox Paine assists us with its strategic planning, budgets and financial projections and helps us identify possible strategic acquisitions and recruit qualified management personnel. Fox Paine also assists in customer and supplier relationships on our behalf and consults with us on various matters including tax planning and public relations strategies, economic and industry trends and executive compensation. Due to the loss we incurred in 2001, no management fee was paid to Fox Paine for the year ended December 31, 2002 and no management fee has been paid to Fox Paine during the nine months ended September 28, 2003. We have agreed to reimburse Fox Paine for its expenses incurred in providing these services. We paid Fox Paine approximately $5,800, $82,000 and $25,000 for the reimbursement of expenses incurred by Fox Paine for the nine months ended September 28, 2003 and the years ended December 31, 2002 and December 31, 2001, respectively.

        Fox Paine will continue to provide management services under this agreement until its affiliates no longer own shares of our common stock or are no longer represented on our board of directors. The management agreement with us is similar to those entered into between Fox Paine and each of the other companies acquired by Fox Paine's affiliates. In connection with this agreement, we have agreed to indemnify Fox Paine against various liabilities that may arise as a result of the management services it will perform for us.

PLAN OF DISTRIBUTION

        We may sell shares of our common stock, and the selling stockholders may sell shares of our common stock, through underwriters, agents, dealers, or directly to one or more purchasers. We and the selling stockholders may distribute these securities from time to time in one or more transactions, including block transactions and transactions on The Nasdaq National Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time.

        We may permit the selling stockholders or their transferees, pledgees, donees, heirs or other successors to sell our common stock pursuant to this prospectus in conjunction with an offering by us. If selling stockholders sell our common stock pursuant to this prospectus, a prospectus supplement will set forth information required by the SEC rules and regulations regarding the selling stockholders. Selling stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act, including pursuant to written trading plans designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, provided they meet the criteria and conform to the requirements of Rule 144.

        The prospectus supplement for the securities we and/or the selling stockholders sell will describe that offering, including:

  •
  the identity of any underwriters, dealers or agents who purchase securities, as required;

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  the amount of securities sold, the public offering price and consideration paid, and the proceeds we and/or the selling stockholders will receive from that sale;

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  the place and time of delivery for the securities being sold;

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  whether or not the securities will trade on any securities exchanges or The Nasdaq National Market;

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  the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents, any other items constituting underwriters' compensation, and any discounts or concessions allowed or reallowed or paid to dealers;

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  the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

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  any other material terms of the distribution of securities.

Use of Underwriters, Agents and Dealers

        We and/or the selling stockholders may offer the securities to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we and/or the selling stockholders will execute an underwriting agreement with those underwriters relating to the securities that we and/or the selling stockholders will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

        We and/or the selling stockholders may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us and/or the selling stockholders at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we and/or the selling stockholders sell securities under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

        Underwriters may sell these securities to or through dealers. Alternatively, we and/or the selling stockholders may sell the securities in this offering directly to one or more dealers, who would act as a principal or principals. Dealers may then resell such securities to the public at varying prices to be determined by the dealers at the time of the resale.

        We and/or the selling stockholders may also sell the securities offered with this prospectus through other agents designated by us from time to time. We will identify any agent involved in the offer or sale of these securities who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us and/or the selling stockholders to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

        In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us, the selling stockholders or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time. Underwriters, dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements. In the event any underwriter, dealer or agent who is a member of the National Association of Securities Dealers participates in a public offering of these securities, the maximum commission or discount to be received by any such NASD member or independent broker-dealer will not be greater than 8% of the offering proceeds from securities offered with this prospectus.

        Selling stockholders, underwriters, dealers, agents or purchasers that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of the securities may also be deemed to be underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Indemnification and Contribution

        We and/or the selling stockholders may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

        Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

        With this prospectus, we may offer up to 2,000,000 shares of our common stock. In addition, the selling stockholders named in this prospectus may sell up to 13,000,000 shares of our common stock.

        The following summary is a description of the material terms of our common stock and does not purport to be complete. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. You should read our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. For information regarding how you can receive copies of these documents, please see "Where You Can Find Additional Information."

General

        Our authorized capital stock consists of 100 million shares of common stock, par value $0.01 per share and 10 million shares of preferred stock. As of October 24, 2003, we had 57,423,820 shares of common stock outstanding.

Common Stock

        Subject to the rights of the holders of any preferred stock that may be outstanding, each holder of common stock on the applicable record date is entitled to receive dividends as may be declared by our board of directors out of funds legally available to pay dividends, and, in the event of liquidation, to share ratably in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Shares of common stock will vote together as a single class on all matters presented to a vote of stockholders, including the election of directors. Each holder of common stock is entitled to one vote for each share held of record on the applicable record date for all of these matters. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. All outstanding shares of common stock are, and the shares of common stock sold in the offerings will be when issued, fully paid and nonassessable.

Preferred Stock

        Our charter authorizes our board of directors to issue shares of preferred stock in one or more series and to determine, by resolution, the voting powers, and designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, including the number of shares in each series (which our board of directors may increase or decrease as permitted by Delaware law), liquidation preferences, dividend rates, conversion rights and redemption provisions of the shares constituting any series, without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both. Although our board of directors has no present plans to do so, it could issue one or more series of preferred stock, without stockholder approval, that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Charter Provisions

        The board of directors currently consists of eight members. Our certificate of incorporation and bylaws provide that our directors serve until his or her successor shall be elected and qualified. In addition, our certificate of incorporation and bylaws provide that the board of directors may, from time to time, fix the number of directors constituting the board of directors, and only the directors are permitted to fill vacancies on the board of directors.

        Our certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by law. Our certificate of incorporation includes provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary, and permitting the board of directors to grant indemnification to employees and agents to the fullest extent permitted by Delaware law.

        Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by the stockholders shall be taken only at a duly called annual or special meeting of the stockholders. Special meetings may be called by the chairperson of the board or the president or by a resolution of the board of directors.

        Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws do not require a greater percentage. In addition, our restated certificate of incorporation and bylaws provide that the board of directors shall have the power to amend or repeal our bylaws.

Action by Written Consent

        Under the Delaware General Corporation Law, unless the certificate of incorporation expressly prohibits action by the written consent for stockholders, any action required or permitted to be taken by our stockholders at a duly called annual or special meeting of stockholders may be taken by a consent in writing executed by stockholders possessing the requisite votes for the action to be taken. Our certificate of incorporation does not expressly prohibit action by the written consent of stockholders. As a result, Fox Paine, as current holder of 64.5% of our total voting power is able to take any stockholder action without holding a stockholder meeting. So long as Fox Paine continues to hold greater than 50% of the voting power of our common stock, it will be able to take stockholder action without holding a stockholder meeting. We intend, however, to hold annual stockholder meetings.

Change of Control

        We are not subject to Section 203 of the Delaware General Corporation Law, which, under certain circumstances, may make it more difficult for a person who would be an "Interested Stockholder," as defined in Section 203, to effect various business combinations with us for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. Our certificate of incorporation and bylaws exclude us from the restrictions imposed under Section 203.

        The provisions of the certificate of incorporation and bylaws discussed above could make it more difficult or discourage a proxy contest or the acquisition of control of a substantial block of our stock or the removal of any incumbent member of the board of directors. Such provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of WJ Communications, even though such an attempt might be beneficial to WJ Communications and our stockholders.

Reverse Stock Split Authorization

        On July 15, 2003, in connection with concerns regarding the continued listing of our common stock on the Nasdaq National Market, at our annual meeting our stockholders authorized our board of directors to implement a reverse stock split at their discretion in a range of one for two to one for ten. There can be no assurance that our board will not exercise this discretion and implement the reverse stock split in the future.

Registration Rights

        On January 31, 2000, we entered into a Shareholders' Agreement with Fox Paine Capital Fund, L.P., investors affiliated with Fox Paine Capital Fund, L.P. and several non-fund investors, including co-investors, the Watkins Trust and some of our employees. Under the shareholders' agreement, subject to limited exceptions:

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  Fox Paine Capital Fund, L.P. and its affiliates, as a group, may make up to five demands for registration under the Securities Act of their shares of common stock;

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  The Watkins Trust may make one demand for registration under the Securities Act of its shares of common stock; and

  •
  In the event we register any of our equity securities under the Securities Act, or shares of common stock of Fox Paine Capital Fund, L.P. or the Watkins Trust pursuant to a demand registration, each of our other stockholders who are a party to the agreement, may exercise piggyback registration rights to include all or a portion of its shares of common stock in the registration.

        In the event that either Fox Paine Capital Fund and its affiliates or the Watkins Trust makes a demand for registration, we agreed to pay all expenses related to that registration. We have also agreed to indemnify Fox Paine Capital Fund, L.P. and the Watkins Trust against various liabilities associated with such registration.

        The shareholders' agreement also provides that our stockholders who are a party to the agreement will vote their shares in order to ensure that if and to the extent Fox Paine Capital Fund, L.P. owns shares of common stock, Fox Paine Capital Fund, L.P. will be represented on our board of directors.

        In the event that we register any of our equity securities under the Securities Act, our stockholders who are parties to our shareholders' agreement may exercise piggyback registration rights to include all or a portion of their shares of common stock in the registration.

Transfer Agent

        The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of our common stock is Mellon Investor Services L.L.C.

LEGAL MATTERS

        Certain legal matters with respect to the securities offered through this prospectus will be passed upon for us by Shumaker, Loop & Kendrick, LLP.

EXPERTS

        The financial statements and related financial statement schedule as of and for the year ended December 31, 2002 incorporated by reference in this prospectus from the Company's Annual Report on form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Our financial statements for the years ended December 31, 2001 and December 31, 2000, which is included or incorporated by reference in this prospectus, were audited by Arthur Andersen LLP, independent accountants, who have ceased operations. Arthur Andersen expressed an unqualified opinion on those financial statements in their report dated January 22, 2002. The report of Arthur Andersen LLP is a copy of a report previously issued by Arthur Andersen, LLP which has not been reissued by Arthur Andersen LLP. After reasonable efforts, we have been unable to obtain Arthur Andersen's consent to incorporate by reference into the Registration Statements its audit report with respect to the financial statements of the Company as of December 31, 2001 and the three years then ended. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits us to file this registration statement and our Form 10-K without such consent from Arthur Andersen. However, as a result, the absence of such consent may limit recovery by investors on certain claims, including the inability of investors to assert claims against Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of a material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Arthur Andersen.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of those materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to: WJ Communications, 401 River Oaks Parkway, San Jose, California 95134, Attention: Investor Relations, Telephone: (408) 577-6200.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 28, 2003;

  •
  our quarterly report on Form 10-Q for the quarter ended March 30, 2003 filed with the SEC on May 13, 2003;

  •
  our quarterly report on Form 10-Q for the quarter ended June 29, 2003, filed with the SEC on August 12, 2003;

  •
  our quarterly report on Form 10-Q for the quarter ended September 28, 2003, filed with the SEC on October 30, 2003;

  •
  our reports on Form 8-K filed with the SEC on October 3, 2003 and October 21, 2003;

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 14, 2000 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

  •
  all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15 of the Exchange Act until all of the securities that we may offer with this prospectus are sold.

        You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find Additional Information" immediately above.

        Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

2,000,000 Shares

WJ COMMUNICATIONS, INC.

Common Stock

13,000,000 Shares of Common Stock
Offered by Selling Stockholders

PROSPECTUS

            , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. All expenses of the offering, other than selling discounts, and commissions, will be paid by the Registrant. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$6,796
Printing and engraving expenses	$	*

Accounting fees and expenses	$	*

Legal fees and expenses	$	*

NASD Fee	$	*

Miscellaneous fees and expenses	$	*

Total	$	*

*
To be provided by amendment.

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation has the power to indemnify its officers, directors, employees, agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorneys' fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Our Certificate of Incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by Delaware law. Further, we may enter into contractual agreements of indemnification with our directors and officers to provide for indemnification to the fullest extent permitted under Delaware law.

        As permitted by Section 102 of the DGCL, our Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        We maintain directors' and officers' liability insurance for the benefit of our directors and certain of our officers.

        The underwriting agreement for the Registrant's initial public offering provides that the underwriters will indemnify the officers, directors and controlling persons of the Registrant against specified liabilities, including liabilities arising under the Securities Act, the Exchange Act or other federal or state laws.

        See also the undertakings set out in response to Item 17.

Item 16. Exhibits

(a)
Exhibits. The following exhibits are filed with or incorporated by reference into this registration statement.

Exhibit		Description
1.1		Form of Underwriting Agreement (to be filed by amendment).
4.1	*	Certificate of Incorporation. +
4.2	*	Bylaws. +
4.3	*	Shareholders' Agreement dated as of January 31, 2000, by and among the Registrant, the Parties listed on the Signature pages thereto and certain Stockholders of the Company. ++
5.1		Opinion of Shumaker, Loop & Kendrick, LLP.
23.1		Consent of Shumaker, Loop & Kendrick, LLP, (included in Exhibit 5.1).
23.2		Consent of Deloitte & Touche LLP, Independent Auditors.
24.1		Power of Attorney (included in signature page of this Registration Statement).

*	Previously filed with SEC.
+	Filed as an exhibit to the Company's Form S-1 Registration Statement (Commission File 33-38518) filed on August 14, 2000.
++	Filed as an exhibit to the Company's Form S-1 Registration Statement (Commission File No. 333-38518).
(b)
Financial Statement Schedules.

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto incorporated by reference herein.

Item 17. Undertakings

        The Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (c)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

        provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

(5)
For purposes of determining any liability under the Securities Act of 1933, any information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)
That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California on October 30, 2003.

WJ COMMUNICATIONS, INC.
/s/ MICHAEL R. FARESE Michael R. Farese Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael R. Farese and Fred J. Krupica, and each of them singly, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any registration statement relating to this offering that is to become effective upon filing pursuant to Rule 462 under the Securities Act (a "462 Registration Statement"), any and all amendments and exhibits to this Registration Statement or any 462 Registration Statement, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or thereby, with full power and authority to do and perform any and all acts and things whatsoever requests and necessary or desirable.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ MICHAEL R. FARESE Michael R. Farese Chief Executive Officer, President and Director	Dated: October 30, 2003
/s/ FRED J. KRUPICA Fred J. Krupica Chief Financial Officer	Dated: October 30, 2003
/s/ DAVID PULVINO David Pulvino Principal Accounting Officer	Dated: October 30, 2003
/s/ W. DEXTER PAINE, III W. Dexter Paine, III Director	Dated: October 30, 2003
/s/ ROBERT N. LOWE, JR. Robert N. Lowe, Jr. Director	Dated: October 30, 2003
/s/ WRAY T. THORN Wray T. Thorn Director	Dated: October 30, 2003
Stavro E. Prodromou Director
Dag F. Wittusen Director
/s/ BRUCE W. DIAMOND Bruce W. Diamond Director	Dated: October 30, 2003
/s/ LIANE PELLETIER Liane Pelletier Director	Dated: October 30, 2003

INDEX TO EXHIBITS

(a)
Exhibits. The following exhibits are filed with or incorporated by reference into this registration statement.

Exhibit		Description
1.1		Form of Underwriting Agreement (to be filed by amendment).
4.1	*	Certificate of Incorporation. +
4.2	*	Bylaws. +
4.3	*	Shareholders' Agreement dated as of January 31, 2000, by and among the Registrant, the Parties listed on the Signature pages thereto and certain Stockholders of the Company. ++
5.1		Opinion of Shumaker, Loop & Kendrick, LLP.
23.1		Consent of Shumaker, Loop & Kendrick, LLP, (included in Exhibit 5.1).
23.2		Consent of Deloitte & Touche LLP, Independent Auditors.
24.1		Power of Attorney (included in signature page of this Registration Statement).

*	Previously filed with SEC.
+	Filed as an exhibit to the Company's Form S-1 Registration Statement (Commission File 33-38518) filed on August 14, 2000.
++	Filed as an exhibit to the Company's Form S-1 Registration Statement (Commission File No. 333-38518).

QuickLinks

TABLE OF CONTENTS
About this Prospectus
PROSPECTUS SUMMARY
WJ Communications, Inc.
The Securities We May Offer
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
DIVIDEND POLICY
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES TO BE REGISTERED
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS